UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 4, 2010

EnergyConnect Group, Inc.
(Exact name of Company as specified in its charter)

___________

(Commission File Number)

Oregon	93-0935149
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

901 Campisi Way, Suite 260
Campbell, CA 95008
(Address of principal executive offices, with zip code)

(408) 370-3311
(Company’s telephone number, including area code)
___________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 4, 2010, EnergyConnect Group, Inc. (the “Company”) entered into an Indemnification Agreement with Aequitas Capital Management, Inc. in connection with the election of the two directors described in Item 5.02 below, pursuant to which Aequitas Capital Management, Inc. has agreed not to sue the Company and to cause its nominees not to participate in suits against the Company under circumstances in which such suit or such participation could cause the so called “insured v. insured” exclusion to apply under the Company’s D&O insurance policy.  Aequitas Capital Management, Inc. has further agreed to indemnify the Company, its directors and officers and other insured persons under the Company’s D&O insurance policy for any losses or costs resulting from a breach of such covenants to the extent the “insured v. insured” exclusion under the Company’s D&O insurance policy limits the Company or such other insured persons’ coverage under the Company’s D&O insurance policy.  A copy of this agreement is attached hereto as Exhibit 10.1 and the foregoing summary is qualified in its entirety by the terms of the agreement which are incorporated herein by this reference.

On November 5, 2010, the Company and EnergyConnect, Inc. (collectively with the Company, the “Borrowers”) entered into a $4,000,000 revolving loan credit facility (the “Credit Facility”) with Silicon Valley Bank and Partners for Growth (collectively, the “Lenders”).  Advances under the Credit Facility are to be made by the Lenders to the Borrowers on a formulaic basis based on 100% of the Company’s accounts receivable owed by Pennsylvania New Jersey Maryland Interconnection LLC and its successors and assigns (“PJM”) which arise in the ordinary course of the Company’s business.  Advances made by the Lenders to the Borrowers under the Credit Facility accrue interest at a rate of 12.5% per annum.  The obligations of the Borrowers under the Credit Facility are secured by a first priority security interest in all of the Borrowers’ assets, including intellectual property.  The Credit Facility contains various representations and warranties, covenants (including, but not limited to, limitations on dispositions of assets, changes in business, management, ownership or business locations, mergers or acquisitions, indebtedness, encumbrances, dividends and investments,) and events of default typical for a transaction of this type.  In addition, the Borrowers are required to (i) perform to at least 85% of PJM’s requirements for “Load Management Event Compliance” for the period from June 1st through September 30th, (ii) maintain a minimum unrestricted cash balance at Silicon Valley Bank of at least $1,000,000 at all times, and (iii) achieve confirmed registrations for the 2011 PJM “Capacity Program” of at least $20,000,000 by March 31, 2011.  A violation of one or more of these covenants or the occurrence of certain other events could result in a default permitting the termination of the Lenders’ commitments under the Credit Facility and/or the acceleration of any loan amounts then outstanding.  The Borrowers shall use the proceeds advanced under the Credit Facility solely as working capital and to fund their general business requirements.  As partial consideration for providing the Borrowers with the Credit Facility, the Company granted to the Lenders a 7 year warrant to purchase 3,750,000 shares of the Company’s common stock at a price per share of $0.15.  A copy of this agreement is attached hereto as Exhibit 10.2 and the foregoing summary is qualified in its entirety by the terms of the agreement which are incorporated herein by this reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2010, the Board of Directors (the “Board”) of EnergyConnect Group, Inc. (the “Company”) increased the size of the Board from 7 to 8 members and elected Andrew N. MacRitchie and Thomas Reiter to fill vacancies on the Board.  Both individuals were nominated by Aequitas Commercial Finance, Inc., a major shareholder of the Company, with Mr. Reiter to serve as an independent director.  Neither of these individuals has been elected to serve on any committees of the Board.

Mr. MacRitchie has over 20 years in general and executive management roles.  Mr. MacRitchie brings considerable experience in strategy, regulation and large company operations with a focus on mergers and acquisitions.  Since April 2007, Mr. MacRitchie has been the Executive Vice President and Chief Compliance Officer of Aequitas Capital Management, Inc., which is a boutique firm based in Oregon engaged in alternative investment management.  From June 2006 to April 2007, Mr. MacRitchie was the Chief Executive Officer of Greenlight Greater Portland, Inc., which is a not-for-profit organization engaged in the economic development of Portland, Oregon.  From April 2002 to April 2006, Mr. MacRitchie served as the Executive Vice President and a member of the Board of Directors of PacifiCorp Inc., a $10 billion electric utility operating in six western states.  PacifiCorp was a wholly owned subsidiary of U.K. publicly listed company, Scottish Power plc.  Mr. MacRitchie led the federal and state approval processes for ScottishPower’s 1999 acquisition of PacifiCorp.  He then went on to lead the Transmission and Distribution operations of the company, responsible for the management of PacifiCorp’s $4 billion asset base with 2,600 employees involved in providing electric distribution, transmission and customer service for 1.5 million customers.  His last role with PacifiCorp was leading the internal team responsible for facilitating the successful sale of PacifiCorp in 2006 to MidAmerican Energy Holdings.  Mr. MacRitchie holds an honors degree in electronics and electrical engineering as well as an MBA from Strathclyde Graduate Business School in Scotland.  He also completed an Executive Development Program at Wharton Business School in 1996.  He is a member of the Institution of Electrical Engineers (IEE) and is a Chartered Engineer in the United Kingdom.  Mr. MacRitchie serves on several private company boards as well as the boards of some non-for-profit organizations such as Marylhurst University and Arlington Club.  Mr. MacRitchie is qualified to serve as a director based on his industry and financial expertise.

Since April 2005, Mr. Reiter has been a principal of Quantum Endeavors, LLC, an investment advisory services business.  As part of the nature of this business, Mr. Reiter holds officer and board member positions from time to time within the companies that services are performed or investments have been made.  From January 2006 to November 2008, Mr. Reiter served as the Chief Investment Officer of a private investment company.  Mr. Reiter began his career with Ernst & Young and later moved to KPMG where he primarily performed consulting services to companies involved in SEC transactions and acquisitions in the United States and Europe.  Mr. Reiter has a B.S. in Accounting from St. Cloud State University.  Mr. Reiter is qualified to serve as a director based on his financial and capital markets expertise.

As a non-employee, non-affiliate director, Mr. Reiter will receive the Company’s standard director compensation package consisting of:  an annual cash retainer fee in the amount of $15,000 (paid quarterly) and an annual stock award covering 100,000 shares. These shares are granted as fully vested shares but must be held through January 15, 2010.

In connection with the election of these two directors, the Company has entered into an Indemnification Agreement with Aequitas Capital Management, Inc. pursuant to which Aequitas Capital Management, Inc. has agreed not to sue the Company and to cause its nominees not to participate in suits against the Company under circumstances in which such suit or such participation could cause the so called “insured v. insured” exclusion to apply under the Company’s D&O insurance policy.  Aequitas Capital Management, Inc. has further agreed to indemnify the Company, its directors and officers and other insured persons under the Company’s D&O insurance policy for any losses or costs resulting from a breach of such covenants to the extent the “insured v. insured” exclusion under the Company’s D&O insurance policy limits the Company or such other insured persons’ coverage under the Company’s D&O insurance policy.  A copy of this agreement is attached hereto as Exhibit 10.1 and the foregoing summary is qualified in its entirety by the terms of the agreement which are incorporated herein by this reference.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Indemnification Agreement between the Company and Aequitas Capital Management, Inc. dated November 4, 2010.

10.2	Loan and Security Agreement among the Company, Silicon Valley Bank and Partners for Growth dated November 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2010	ENERGYCONNECT GROUP, INC.

	By:	/s/ Kevin R. Evans
	Name:	Kevin R. Evans
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement between the Company and Aequitas Capital Management, Inc. dated November 4, 2010.

10.2	Loan and Security Agreement among the Company, Silicon Valley Bank and Partners for Growth dated November 5, 2010.